UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

    On October 29, 2009, Chesapeake Energy Corporation (the “Company”) issued a press release providing information regarding our operational results for the 2009 third quarter.  A copy of the press release is attached hereto as Exhibit 99.1.

    On November 2, 2009, the Company issued a press release providing information regarding our financial and operational results for the 2009 third quarter and an updated outlook for 2009, 2010 and 2011.  The press release also provided information for accessing a related conference call.  A copy of the press release is attached hereto as Exhibit 99.2.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On October 28, 2009, the Company issued a press release confirming previous announcements that the Company has no intention of drilling natural gas wells within the New York City watershed.  A copy of this press release is filed hereto as Exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           November 2, 2009

EXHIBIT INDEX

Exhibit No.	Document Description

99.1*	Chesapeake Energy Corporation press release dated October 29, 2009 - Operational Update

99.2*	Chesapeake Energy Corporation press release dated November 2, 2009 - Financial Update

99.3*	Chesapeake Energy Corporation press release dated October 28, 2009 - New York City Watershed

* Filed herewith.